                                                                      EXHIBIT 11
                                                                      ----------

                               GA FINANCIAL, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                     THREE MONTHS ENDED SEPTEMBER 30, 1997
                (dollars in thousands, except per share amounts)


                                                                        Three Months Ended
                                                           September 30, 1997     September 30, 1996
                                                           ------------------     ------------------
Net Income                                                      $    2,166                $    1,082
                                                           =========================================

Weighted average shares outstanding:
   Weighted average shares issued
      (net of treasury shares)                                   7,980,587                 8,900,000
   Less:  Unallocated shares held by ESOP                         (661,143)                 (712,000)
   Plus:  Weighted average common shares
      to be issued using average market price
      or period and market price, whichever
      is higher                                                    116,203                         -
                                                           -----------------------------------------
                                                                 7,435,647                 8,188,000
                                                           =========================================
Earnings per share                                              $      .29                $      .13
                                                           =========================================

                                                                         Nine Months Ended
                                                            September 30, 1997    September 30, 1996
                                                           ------------------     ------------------
Net Income                                                      $    6,041                $    4,186
                                                           =========================================

Weighted average shares outstanding:
   Weighted average shares issued
      (net of treasury shares)                                   8,185,934                 8,900,000
   Less:  Unallocated shares held by ESOP                         (661,143)                 (712,000)
   Plus:  Weighted average common shares
      to be issued using average market price
      or period and market price, whichever
      is higher                                                     92,270                         -
                                                           -----------------------------------------
                                                                 7,617,061                 8,188,000
                                                           =========================================
Earnings per share                                              $      .79                $      .51
                                                           =========================================